CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      As the independent registered public accounting firm, we hereby consent to the use of our report dated May 22, 2015 on the statement of assets and liabilities of the Pacer U.S. Export Leaders ETF - (the "Fund"), a series of Pacer Funds Trust, as of May 15, 2015 and to all references to our firm included in or made part of this Pre-Effective Amendment No. 2 under the Securities Act of 1933 and Pre-Effective Amendment No. 2 under the Investment Company Act of 1940 to the Fund’s Registration Statement (File Nos. 333-201530 and 811-23024) on Form N-1A.

/s/ Sanville & Company

Abington, Pennsylvania
May 27, 2015